Exhibit 99.2

Spruce Holding Company 1, LLC, Spruce Holding Company 2, LLC, Spruce Holding
Company 3, LLC, and Spruce Manager, LLC

Combined Consolidated Financial Statements

Six Months Ended June 30, 2022 and 2021

Spruce Holding Company 1, LLC, Spruce Holding Company 2, LLC, Spruce Holding Company 3,
LLC, and Spruce Manager, LLC

i

Spruce Holding Company 1, LLC, Spruce Holding Company 2, LLC

Spruce Holding Company 3, LLC, and Spruce Manager, LLC

Combined Consolidated Balance Sheet (Unaudited)

June 30, 2022 and 2021

	June 30,
	2022	2021
Assets
Assets
Cash and cash equivalents	$1,378,535	$1,371,220
Restricted cash	22,530,695	25,358,536
Restricted cash of discontinued operations	-	2,680,290
Accounts receivable, net	13,057,082	11,644,543
Investments	1,182	3,014,095
Prepaid expenses and other assets	665,556	1,172,478
Interest rate swap assets, current	4,326,359	-
Notes receivable of discontinued operations, current	-	4,446,522

Total current assets	41,959,409	49,687,684

Restricted cash	3,884,462	3,884,462
Notes receivable of discontinued operations, net	-	13,709,990
Other long term assets	357,824	291,295
Interest rate swap assets	16,874,431	4,148,517
Customer contract assets	3,686,664	2,449,735
Intangible assets, net	39,758,957	42,777,624
Right-of-use lease asset	2,950,967	516,737
Property and equipment, net	348,483	260,907
Solar energy systems, net	347,292,956	369,699,282
Total assets (1)	$457,114,153	$487,426,233

(1)	Total assets include $163,907,679 of assets held by variable interest entities (“VIEs”) which can only be used to settle obligations of the VIEs.

See Notes to Combined Consolidated Financial Statements.

Spruce Holding Company 1, LLC, Spruce Holding Company 2, LLC

Spruce Holding Company 3, LLC, and Spruce Manager, LLC

Combined Consolidated Balance Sheet (Unaudited)

June 30, 2022 and 2021

	June 30,
	2022	2021
Liabilities, Redeemable Noncontrolling Interests and Members’ Equity
Liabilities
Accounts payable	$3,169,358	$1,989,514
Accrued expenses	4,076,376	6,205,937
Accrued interest	4,002,307	3,029,215
Deferred revenue, current	275,084	154,842
Notes payable, current	23,459,783	28,580,211
Lease liability, current	587,336	214,715
Interest rate swap liabilities, current	-	5,503,809

Total current liabilities	35,570,244	45,678,243

Deferred revenue	2,962,410	2,191,242
Notes payable, net	503,620,236	515,085,719
Right-of-use lease liability	2,753,124	324,918
Intangible liabilities, net	11,113,891	15,085,115
Interest rate swap liability	-	10,043,332
Total liabilities (2)	556,019,905	588,408,569
Commitments and contingencies
Redeemable noncontrolling interests	39,244,758	$41,382,864
Members’ equity
Members’ equity	(147,798,052)	(149,087,167)
Noncontrolling interests	9,647,542	6,721,967
Total members’ equity	(138,150,510)	(142,365,200)
Total liabilities, redeemable noncontrolling interests and members’ equity	$457,114,153	$487,426,233

(2)	Total liabilities include $3,726,726 of liabilities that are the obligations of VIEs.

See Notes to Combined Consolidated Financial Statements.

Spruce Holding Company 1, LLC, Spruce Holding Company 2, LLC

Spruce Holding Company 3, LLC, and Spruce Manager, LLC

Combined Consolidated Statement of Operations (Unaudited)

Six months ended June 30, 2022 and 2021

	Six Months Ended
	June 30,
	2022	2021
Operating revenue
Energy generation	$37,329,799	$36,823,646
Intangibles amortization, net	723,568	1,095,585
MSA Revenue	1,425,922	1,396,108
Loan servicing	561,168	844,871

Total revenue	40,040,457	40,160,210

Operating expenses
Depreciation and amortization, net	7,843,092	7,557,102
Operating and maintenance	4,942,815	3,643,778
General and administrative	15,806,044	11,762,527
Cost of loan servicing	757,327	938,258

Total operating expenses	29,349,278	23,901,665

Net operating income	10,691,179	16,258,545

Other income (expense)
Interest income (expense), net	11,551,017	(1,350,940)
Loss on debt extinguishment	(560,456)	(2,583,639)
Gain (loss) on asset disposition	924,837	(1,012,369)
Other income, net	29,228	111,733
Total other income (expense)	11,944,626	(4,835,215)
Net income from continuing operations	22,635,805	11,423,330
Discontinued operations	-	(19,331)
Net income attributable to redeemable noncontrolling interests and noncontrolling interests	2,497,025	$10,686,588
Net income attributable to controlling interest	$20,138,780	$717,411

See Notes to Combined Consolidated Financial Statements.

Spruce Holding Company 1, LLC, Spruce Holding Company 2, LLC

Spruce Holding Company 3, LLC, and Spruce Manager, LLC

Combined Consolidated Statements of Members’ Equity (Unaudited)

Six months ended June 30, 2022 and 2021

	Six Months Ended June 30,2022
	Redeemable			Total
	noncontrolling interests	Members’ equity	Noncontrolling interests	members’ equity
Balance as of December 31, 2020	$44,857,248	$(146,961,703)	$4,857,326	$(142,104,377)
Distributions	(1,621,088)	(10,000,000)	(1,362,774)	(11,362,774)
Payment for buyout of redeemable noncontrolling interest	(2,155,344)	-	-	-
Equity attributable to parent - buyout of redeemable noncontrolling interest	(7,157,125)	7,157,125	-	7,157,125
Net income	7,459,173	717,411	3,227,415	3,944,826
Balance as of June 30, 2021	$41,382,864	$(149,087,167)	$6,721,967	$(142,365,200)

	Six Months Ended June 30,2022
	Redeemable			Total
	noncontrolling interests	Members’ equity	Noncontrolling interests	members’ equity
Balance as of December 31, 2021	$40,026,407	$(148,991,307)	$8,799,908	$(140,191,399)
Distributions	(1,069,988)	(18,945,525)	(1,361,052)	(20,306,577)
Net income	288,339	20,138,780	2,208,686	22,347,466
Balance as of June 30, 2022	$39,244,758	$(147,798,052)	$9,647,542	$(138,150,510)

See Notes to Combined Consolidated Financial Statements.

Spruce Holding Company 1, LLC, Spruce Holding Company 2, LLC

Spruce Holding Company 3, LLC, and Spruce Manager, LLC

Combined Consolidated Statements of Cash Flows (Unaudited)

Six months ended June 30, 2022 and 2021

	Six Months Ended
	June 30,
	2022	2021
Cash flows from operating activities
Net Income from continuing operations	$22,635,805	11,423,330
Adjustments to reconcile net income from continuing operations to cash and restricted cash provided by operating activities
Bad debt expense	729,530	2,246,835
Amortization of debt issuance costs	451,803	513,621
Loss on debt extinguishment	560,456	2,583,639
Amortization of intangibles	(723,568)	(1,095,585)
Depreciation expense, net	7,843,092	7,932,673
(Gain) loss on asset disposition	(924,837)	1,012,369
Unrealized gain on interest rate swaps	(26,995,652)	(13,070,714)
Noncash lease expense	287,456	9,419
Changes in operating assets and liabilities
Accounts receivable, net	(5,214,270)	(5,485,850)
Prepaid expenses and other assets	(202,676)	(1,064,458)
Other long term assets	6,854	-
Accounts payable and accrued expenses	1,460,730	(419,803)
Deferred revenue	240,257	1,174,145
Customer contract assets	(732,808)	(589,825)
Operating cash flow from discontinued operations	-	230,354
Net cash and restricted cash (used in) provided by operating activities	(577,828)	5,400,150

Cash flows from investing activities
Sale of solar energy systems	4,870,684	3,469,912
Withdrawal of investments	10,180,915	(3,000,006)
Purchase of property and equipment	(44,824)	(221,167)
Investing cash flow from discontinued operations	-	4,752,303
Net cash and restricted cash provided by investing activities	15,006,775	5,001,042

Cash flows from financing activities
Proceeds from long-term debt	20,000,000	25,000,000
Payment of debt issuance costs	(374,781)	(294,093)
Repayments of notes payable	(12,080,925)	(18,415,654)
Distributions to redeemable noncontrolling interests and noncontrolling interests	(2,475,839)	(5,107,761)
Buyout of redeemable noncontrolling interest	-	-
Distributions to members	(18,945,525)	(10,000,000)
Financing cash flow from discontinued operations	-	(4,996,696)
Net restricted cash used in financing activities	(13,877,070)	(13,814,204)
Net decrease in restricted cash	551,877	(3,413,012)
Restricted cash at beginning of period	27,241,815	$36,707,520
Restricted cash at ending of period	$27,793,692	$33,294,508

See Notes to Combined Consolidated Financial Statements.

Spruce Holding Company 1, LLC, Spruce Holding Company 2, LLC

Spruce Holding Company 3, LLC, and Spruce Manager, LLC

Combined Consolidated Statements of Cash Flows (Unaudited)

Six months ended June 30, 2022 and 2021

	Six Months Ended
	June 30,
	2022	2021
Interest expense paid	$13,916,957	$13,960,932
Supplementary disclosure of noncash activities
Non-cash distributions to noncontrolling interests - accrued distributions	$274,406	$-

See Notes to Combined Consolidated Financial Statements.

Spruce Holding Company 1, LLC, Spruce Holding Company 2, LLC

Spruce Holding Company 3, LLC, and Spruce Manager, LLC

and Subsidiaries

Notes to Combined Consolidated Financial Statements (Unaudited)

Note 1 - Organization and nature of operations

Spruce Holding Company 1, LLC, Spruce Holding Company 2, LLC, and Spruce Holding Company 3, LLC (collectively, “Spruce Holdings”), were formed under the Delaware Limited Liability Act (the “Act”) with a term commencing March 22, 2018 (inception) and Spruce Manager, LLC, was formed under the Act with a term commencing October 23, 2018 (inception) (collectively and together with their subsidiaries, “Spruce Power” or the “Company”) and shall continue indefinitely unless dissolved by law or in accordance with their operating agreements. The Company focuses on acquiring operating portfolios of distributed generation solar residential assets throughout the United States.

The Company holds subsidiary fund companies which own and operate portfolios of residential solar energy systems. The solar energy systems are subject to solar lease agreements (“SLAs”) and power purchase agreements (“PPAs”, together with the SLAs, “Customer Agreements”) with residential customers who benefit from the production of electricity produced by the solar energy systems.

The solar energy systems may qualify for subsidies and other incentives as provided by various states and local agencies. These benefits have been retained by the entities that own the systems, with the exception of the investment tax credit under Section 48 of the Internal Revenue Code (“ITC”), which was passed through to owners.

The Company also engaged in the energy efficiency and solar loan lending business until December of 2021 when the Company’s loan portfolio was sold (see Note 3). The Company offers services which include asset management services and operating and maintenance services for residential solar photovoltaic projects, in addition to, loan servicing support to third parties.

Note 2 - Summary of significant accounting policies

Basis of presentation

The accompanying combined consolidated financial statements have been prepared in accordance with accounting standards set by the Financial Accounting Standards Board (“FASB”). The FASB sets generally accepted accounting principles in the United States (“U.S. GAAP”) that the Company, including subsidiaries in which the Company has a controlling financial interest, follows to ensure its financial condition, results of operations and cash flows are consistently reported. References to U.S. GAAP issued by the FASB in these notes to the combined consolidated financial statements are to the FASB Accounting Standards Codification (“ASC”). A summary of the significant accounting policies consistently applied in the preparation of the accompanying consolidated financial statements follows.

These combined consolidated financial statements are presented as if they are consolidated financial statements and all intercompany and intra-entity accounts and transactions have been eliminated upon consolidation and combination.

Use of estimates

The preparation of combined consolidated financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the combined consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could materially differ from those estimates. Estimates include, but are not limited to, useful lives of certain assets and liabilities, the allowance for doubtful accounts and the estimated removal costs of the solar energy systems (which were determined to be nominal based on a probability-weighting of expected outcomes at the end of the Customer Agreements).

Spruce Holding Company 1, LLC, Spruce Holding Company 2, LLC

Spruce Holding Company 3, LLC, and Spruce Manager, LLC

and Subsidiaries

Notes to Combined Consolidated Financial Statements (Unaudited)

Variable interest entities

In accordance with the provisions of FASB ASC 810, Consolidation (“ASC 810”), the Company consolidates any variable interest entity (“VIE”) of which it is the primary beneficiary. The Company formed or acquired VIEs which are partially funded by tax equity investors in order to facilitate the funding and monetization of certain attributes associated with the solar energy systems. The typical condition for a controlling financial interest ownership is holding a majority of the voting interests of an entity; however, a controlling financial interest may also exist in entities, such as VIEs, through arrangements that do not involve controlling voting interests. ASC 810 requires a variable interest holder to consolidate a VIE if that party has the power to direct the activities of the VIE that most significantly impact the VIE’s economic performance and the obligation to absorb losses of the VIE that could potentially be significant to the VIE or the right to receive benefits from the VIE that could potentially be significant to the VIE. The Company does not consolidate a VIE in which it has a majority ownership interest when the Company is not considered the primary beneficiary. The Company evaluates its relationships with the VIEs on an ongoing basis to determine if it is the primary beneficiary.

The Company’s investments in Ampere Solar Owner IV, LLC, Volta Solar Owner II, LLC, ORE F4 HoldCo, LLC, ORE F5A HoldCo, LLC, ORE F6 HoldCo, LLC, Sunserve Residential Solar I, LLC, RPV Fund 11 LLC and RPV Fund 13 LLC (collectively, the “Remaining Funds”) were determined to be variable interests in VIEs. The Company’s investments in Ampere Solar Owner II, LLC, Ampere Solar Owner III, LLC, Ampere Master Tenant II, LLC, Ampere Master Tenant III, LLC (together with the Remaining Funds, the “Funds”) were determined to be variable interests in VIEs prior to the purchase of the tax equity investor’s interest. The Company considered the provisions within the contractual arrangements that grant it power to manage and make decisions that affect the operation of the VIEs, including determining the solar energy systems contributed to the VIEs, and the operation and maintenance of the solar energy systems. We consider the rights granted to the other investors under the contractual arrangements to be more protective in nature rather than substantive participating rights. As such, the Company was determined to be the primary beneficiary and the assets, liabilities and activities of the Funds are consolidated by the Company.

Spruce ABS, LLC (“ABS”), a wholly-owned subsidiary of the Company, had a variable interest in Spruce ABS Trust 2016-1 (“ABS Trust”), which was a variable interest entity consolidated by the Company as the Company was determined to be the primary beneficiary. In accordance with the standards under ASC 810, the Company was determined to be the primary beneficiary due to having the power to direct the activities that most significantly impact ABS Trust’s economic performance including the right to make significant decisions over non-performing loans that may significantly impact the overall performance of the portfolio, including loan modifications, principal adjustments, and repayment plans. Additionally, through the Certificates held by ABS, the Company has the obligation to absorb losses that could be potentially significant to ABS Trust and absorb residual gains that could be significant. ABS Trust owns a portfolio of residential energy efficiency and solar loans which are subject to a securitization transaction. On December 21, 2021, ABS and the purchaser of the ABS Trust (“Purchaser”) entered into a Trust Securities Purchase Agreement (“TSPA”) whereby ABS sold the trust certificates to the Purchaser. The Purchaser is the sole beneficial owner of the issued and outstanding trust certificates issued by ABS Trust. As the disposal represents a strategic shift and the Company does not have any continuing involvement in the operations of ABS Trust, operations during the periods related to ABS Trust will be accounted for as discontinued operations (see Note 3).

Spruce Holding Company 1, LLC, Spruce Holding Company 2, LLC

Spruce Holding Company 3, LLC, and Spruce Manager, LLC

and Subsidiaries

Notes to Combined Consolidated Financial Statements (Unaudited)

Noncontrolling interests and redeemable noncontrolling interests

The distribution rights and priorities for the Funds as set forth in their respective operating agreements differ from the underlying percentage ownership interests of the members. As a result, the Company allocates income or loss to the noncontrolling interest holders of the Funds utilizing the hypothetical liquidation of book value (“HLBV”) method, in which income or loss is allocated based on the change in each member’s claim on the net assets at the end of each reporting period, adjusted for any distributions or contributions made during such periods. The HLBV method is commonly applied to investments where cash distribution percentages vary at different points in time and are not directly linked to an equity member’s ownership percentage.

The HLBV method is a balance sheet-focused approach. Under this method, a calculation is prepared at each reporting date to determine the amount that each member would receive if the entity were to liquidate all of its assets and distribute the resulting proceeds to its creditors and members based on the contractually defined liquidation priorities. The difference between the calculated liquidation distribution amounts at the beginning and the end of the reporting period, after adjusting for capital contributions and distributions, is used to derive each member’s share of the income or loss for the period.

The Company classifies certain noncontrolling interests with redemption features that are not solely within its control outside of permanent equity in the consolidated balance sheets. Redeemable noncontrolling interests are reported using the greater of the carrying value at each reporting date as determined by the HLBV method or the estimated redemption value at the end of each reporting period. Estimating the redemption value of the redeemable noncontrolling interests requires the use of significant assumptions and estimates, such as projected future cash flows at the time the redemption feature can be exercised.

Cash, cash equivalents, and restricted cash

The Company’s cash and cash equivalents as of June 30, 2022 and June 30, 2021 includes restricted cash which is subject to restriction due to provisions in the Company’s financing agreements (see Note 9) and the operating agreements of the Funds. The restricted cash may be subject to depository and collateral account agreements. The carrying amount reported in the combined consolidated balance sheet for restricted cash approximates fair value.

Cash and restricted cash consist of the following:

	June 30,	June 30,
	2022	2021
Cash	$1,378,535	$1,371,220
Restricted cash
Discontinued operations	-	2,680,290
Debt reserves	21,741,353	23,530,071
Tax equity reserves	4,673,804	5,712,927
Total	$27,793,692	$33,294,508

The restricted cash primarily represents cash held to service certain payments for debt financing arrangements and tax equity payments and provides financial assurance that the Company will fulfill its obligations with respect to certain financing arrangements as discussed in Note 10. Of the amount for tax equity reserves, $3,884,462 is recorded in long terms assets as of June 30, 2021 and 2020, respectively.

Loans receivable, net

Energy efficiency and solar loans were recorded at fair value in connection with a change in control of the Company in 2018. Any loans originated after 2018 are recorded at cost. Any remaining unamortized direct loan origination and acquisition costs, unamortized discounts and allowance for loan losses are presented as a reduction of the loan receivable balance.

Spruce Holding Company 1, LLC, Spruce Holding Company 2, LLC

Spruce Holding Company 3, LLC, and Spruce Manager, LLC

and Subsidiaries

Notes to Combined Consolidated Financial Statements (Unaudited)

Accounts receivable, net

Accounts receivables, trade, which are included in accounts receivable, arise from the sale of power to residential customers from Customer Agreements at net realizable value. The Company reviews its accounts receivable to determine the appropriate reserve for potentially uncollectible accounts receivable, if any. The Company reviews its accounts receivable by aging category to identify significant customers with known disputes or collection issues. In determining the allowance, the Company makes judgments about the creditworthiness of its customers based on ongoing credit evaluations. The Company also considers its historical level of credit losses and current economic trends that might impact the level of future credit losses. The Company will reserve the full customer’s outstanding balance if a customer has any balance that is aged over 180 days. An allowance of $10,501,000 and $9,144,000 was recorded as of June 30, 2022 and June 30, 2021, respectively.

Changes in the allowance recorded against accounts receivable, trade, net are as follows:

	June 30,	June 30,
	2022	2021
Balance at beginning of period	$9,447,000	$6,734,247
Reserve for current uncollectible accounts	1,053,885	2,410,107
Balance at the end of period	$10,500,885	$9,144,354

Investments

The Company’s investments are comprised of mutual funds which are carried at their fair value based on the quoted market prices of the securities as of June 30, 2022 and 2021. Mutual funds classified as current assets were $1,182 and $3,014,095 as of June, 2022 and 2021, respectively. Net realized and unrealized gains and losses on the mutual funds were immaterial in 2022 and 2021 and are included in non-operating expenses in the combined consolidated statement of operations.

Furniture and equipment, net

Furniture and equipment, net, which includes computers, hardware, software, office equipment and leasehold improvements, are stated at cost less accumulated depreciation. The costs of additions and betterments are capitalized and expenditures for repairs and maintenance are charged to operations as incurred. Depreciation is calculated using the straight-line method over the estimated useful life of the asset. The Company evaluates the remaining useful life of furniture and equipment on an ongoing basis and adjusts depreciation periods accordingly if events or changes in circumstances indicate a remaining useful life is different than previously estimated. The estimated useful lives of the furniture and equipment are as follows:

Asset type	Estimated useful lives
Computer equipment	2 years
Furniture and equipment	5 years
Hardware and software	2 years
Leasehold improvements	6 years or remaining lease term

Spruce Holding Company 1, LLC, Spruce Holding Company 2, LLC

Spruce Holding Company 3, LLC, and Spruce Manager, LLC

and Subsidiaries

Notes to Combined Consolidated Financial Statements (Unaudited)

Solar energy systems, net

Solar energy systems, net consists of residential solar energy systems which are subject to Customer Agreements. Solar energy systems are recorded at fair value upon acquisition, less any impairment charges. For all acquired systems, the Company calculates depreciation using the straight-line method over the remaining useful life as of the acquisition date based on a 30-year useful life from the date the asset was placed in service. When a solar energy system is sold or otherwise disposed of, a gain (or loss) is recognized for the amount of cash received in excess of the net book value of the solar energy system (or vice versa) at which time the related solar energy system is removed from the balance sheet.

Intangible assets and liabilities, net

In connection with the acquisition of certain residential solar energy systems and related contractual Customer Agreements, certain intangible assets and liabilities were recorded at fair value upon acquisition. Intangible assets are amortized using the straight-line method over the remaining useful life as of the acquisition date based on a 30-year useful life from the date the asset was placed in service.

Additionally, in connection with the acquisitions, the Company recorded adjustments to fair value for the Company’s performance-based incentives (“PBIs”) and solar renewable energy credit (“SREC”) assets and liabilities (for above and below market contracts, respectively), which are amortized based on the expected pattern in which the economic benefits or costs of the intangible asset or liability are consumed, incurred or otherwise expected to provide utility.

Amortization of intangible assets and liabilities is reflected in revenue. See Note 6 for additional details on the intangible assets and liabilities.

Impairment of long-lived assets

The Company reviews its long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be fully recoverable.

Recoverability of long-lived assets to be held and used is measured by a comparison of the carrying amount of the assets to their future net undiscounted cash flows expected to be generated by the assets. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount that the carrying amount of the assets exceeds the fair value of the assets. The Company does not believe that there were any indicators of impairment that would require an adjustment to the Company’s long-lived assets or their estimated recovery as of June 30, 2022 and June 30, 2021.

Spruce Holding Company 1, LLC, Spruce Holding Company 2, LLC

Spruce Holding Company 3, LLC, and Spruce Manager, LLC

and Subsidiaries

Notes to Combined Consolidated Financial Statements (Unaudited)

Accounts payable and accrued expenses

Accounts payable and accrued expenses consist of amounts due that management considers to be probable and estimable, including invoices not recorded as accounts payable at period end, accrued payroll, accrued vacation and accrued bonuses.

Deferred revenue

Amounts collected from customers for which the criteria for revenue recognition have not yet been met are recorded as deferred revenue and recognized ratably as revenue over the initial term of the customer agreements.

Derivative instruments and hedging activities

In accordance with Accounting Standards Codification (“ASC”) 815, Derivatives and Hedging as amended (“ASC 815”), all derivative instruments, except those meeting specific exceptions, are recognized in the combined consolidated balance sheet at fair value. Realized gains and losses and changes in fair value are recognized immediately in earnings. The Company measures the fair value of its derivative instruments in accordance with ASC 820, Fair Value Measurements and Disclosures (“ASC 820”). All hedging activities have potential performance risk and the Company considered the inherent risk by reducing the liability according to known and relevant market movement for the relevant period.

The Company has recorded interest rate swaps related to its financing agreements (see Note 11). The Company has not designated these interest rate swaps as cash flow hedges or fair value hedges. The interest rate swaps are recorded in other current assets, other assets, other current liabilities and other long-term liabilities, as appropriate, in the combined consolidated balance sheets and the changes in fair value are recorded in interest expense, net in the combined consolidated statements of operations. The Company has included unrealized gains and losses on interest rate swaps as a non-cash reconciling item in operating activities in the combined consolidated statements of cash flows.

Fair value measurements

The Company follows ASC 820 for financial assets and liabilities measured on a recurring basis. ASC 820 defines fair value as the price received to transfer an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date and further expands required disclosures about such fair value measurements. ASC 820 requires that the fair value of an asset or liability include the nonperformance risk (including an entity’s credit risk and other risks such as settlement risk) related to the asset or liability being measured.

In accordance with ASC 820, the Company categorizes the financial assets and liabilities carried at fair value in its combined consolidated balance sheet based upon the required three-level valuation hierarchy. The hierarchy gives the highest priority to quoted prices in active markets for identical assets or liabilities (“Level 1”) and the lowest priority to unobservable valuation inputs (“Level 3”). If the inputs used to measure a financial asset or liability cross different levels of the hierarchy, categorization is based on the lowest level input that is significant to the fair value measurement. Management’s assessment of the significance of a particular input to the overall fair value measurement of a financial asset or liability requires judgment and considers factors specific to the asset or liability. The three levels are described below:

Level 1:	Financial assets and liabilities whose values are based on unadjusted quoted prices for similar assets and liabilities in an active market.

Level 2:	Financial assets and liabilities whose values are based on quoted prices for similar assets and liabilities in active markets, and inputs that are observable for the asset or liability, either directly or indirectly, for substantially the full term of the asset or liability.

Level 3:	Financial assets and liabilities whose values are based on prices or valuation techniques that require inputs that are both unobservable in the market and significant to the overall fair value measurement. These inputs reflect management’s judgment about the assumptions that a market participant would use in pricing the asset or liability, and are based on the best available information, some of which is internally developed.

Spruce Holding Company 1, LLC, Spruce Holding Company 2, LLC

Spruce Holding Company 3, LLC, and Spruce Manager, LLC

and Subsidiaries

Notes to Combined Consolidated Financial Statements (Unaudited)

The fair value of the Company’s derivative assets and liabilities are determined using a quantitative model that requires the use of multiple market inputs including interest rates to generate continuous yield curves and volatility factors which are used to value the position. The majority of market inputs are actively quoted and can be validated through external sources, including brokers and third-party pricing services. The fair values of derivative assets and liabilities include adjustments for market liquidity, nonperformance risk, and other deal specific factors, where appropriate. The fair value of fixed-rate long-term debt is based on interest rates currently offered for debt with similar maturities and terms.

The following fair value hierarchy table presents information about the Company’s financial assets and liabilities measured at fair value as of June 30, 2022:

	Level 1	Level 2	Level 3	Total
Investments	1,182	-	-	1,182
Interest rate swap assets	-	16,874,431	-	16,874,431
Total assets	$1,182	$16,874,431	$-	$16,875,613

The following fair value hierarchy table presents information about the Company’s financial assets and liabilities measured at fair value as of June 30, 2021:

	Level 1	Level 2	Level 3	Total
Investments	2,950,967	-	-	2,950,967
Interest rate swap assets	-	4,148,517	-	4,148,517
Total assets	$2,950,967	$4,148,517	$-	$7,099,484
Interest rate swap liabilities	$-	$515,085,719	$-	$515,085,719

The Company uses various assumptions and methods in estimating the fair values of its financial instruments. The following table presents information about the assumptions and methods used to determine the fair value measurements:

	Valuation	Inputs
Interest rate swaps	Discounted cash flow	Benchmark yield curve
Counterparty credit risk

The financial instruments that potentially expose the Company to credit risk or valuation risk consist primarily of the interest rate swaps detailed above. There were no financial assets or liabilities measured at fair value on, other than as it relates to the acquisitions, as of June 30, 2022 and June 30, 2021. The Company has assessed market conditions and has determined that, as of June 30, 2022 and 2021 the fair value of the notes payable, other than floating rate debt for which the face value approximates fair value, is as follows (in thousands):

Debt instrument	6/30/2022	6/30/2021
ABS A	$-	$-
ABS B	-	10,051
Mezzanine Term Loan	134,020	156,130

Spruce Holding Company 1, LLC, Spruce Holding Company 2, LLC

Spruce Holding Company 3, LLC, and Spruce Manager, LLC

and Subsidiaries

Notes to Combined Consolidated Financial Statements (Unaudited)

Asset retirement obligations

Customer agreements only require that systems be removed if: (1) the customer has not renewed the customer agreement or exercised their purchase option and (2) the host customer requests the Company to remove the system. Upon review of the Company’s estimate of the probability of required system removal, the Company considered current industry trends and has determined that it is highly probable that the customers will choose to renew their agreements or exercise the buyout option as the systems have an estimated useful life greater than the terms of the customer agreements and would still present value to the customer through cost savings. Therefore, the Company believes that the probability-weighted estimated removal costs are nominal.

Debt issuance costs and fair value of debt

The Company presents debt issuance costs as a direct reduction of the carrying amount of the recognized term loan on the balance sheet and records amortization of the debt issuance costs as interest expense based on the effective interest method.

In connection with a change in control of the Company, debt that existed as of December 31, 2018 was remeasured to fair value. The difference between the principal balance of the debt and its fair value is reflected as a debt discount and is amortized into interest expense using the effective interest method.

Revenue recognition

The following table presents the detail of revenue as recorded in the combined consolidated statements of operations:

	Six Months Ended June 30,
	2022	2021
PPA revenue	$17,625,545	$16,449,603
SLA revenue	17,024,116	16,451,596
Solar renewable energy credit revenue	2,121,629	3,047,297
Government incentives	558,509	875,150
MSA revenue	1,425,922	1,396,108
Loan servicing	561,168	844,871
Total	$39,316,889	$39,064,625

Energy generation

Customers purchase electricity under PPAs or SLAs. Revenue is recognized from contracts with customers as performance obligations are satisfied at a transaction price reflecting an amount of consideration based upon an estimated rate of return which is expressed as the solar rate per kilowatt hour or a flat rate per month as defined in the customer contracts.

Spruce Holding Company 1, LLC, Spruce Holding Company 2, LLC

Spruce Holding Company 3, LLC, and Spruce Manager, LLC

and Subsidiaries

Notes to Combined Consolidated Financial Statements (Unaudited)

PPAs

Under ASC 606, Revenue from Contracts with Customers, PPA revenue is recognized based upon the amount of electricity delivered as determined by remote monitoring equipment at solar rates specified under the PPAs.

SLAs

The Company has SLAs, which do not meet the definition of a lease under ASC 842, Leases, and are accounted for as contracts with customers under ASC 606. Revenue is recognized on a straight-line basis over the contract term as the obligation to provide continuous access to the solar energy system is satisfied. The amount of revenue recognized may not equal customer cash payments because the performance obligation has been satisfied ahead of cash receipt or evenly as continuous access to the solar energy system has been provided. The differences between revenue recognition and cash payments received are reflected in accounts receivable, other assets or deferred revenue, as appropriate.

Solar renewable energy credits

The Company has contracts with third parties to sell SRECs generated each year by the solar energy systems for fixed prices. Certain contracts that meet the definition of a derivative may be exempted as normal purchase or normal sales transactions (“NPNS”). NPNS are contracts that provide for the purchase or sale of something other than a financial instrument or derivative instrument that will be delivered in quantities expected to be used or sold over a reasonable period in the normal course of business. The Company’s SREC contracts meet these requirements and are designated as NPNS contracts. Such SRECs are exempted from the derivative accounting and reporting requirements, and the Company recognizes revenues in accordance with ASC 606.The Company recognizes revenue for SRECs based on pricing within the respective contracts at a point of time when the SRECs are transferred.

Government incentives

The Company participates in the Residential Solar Investment Program of Connecticut, which offers a performance-based incentive (“PBI”) for certain of its solar energy systems that are associated with the program (“eligible systems”). PBIs are paid to the Company and recognized as revenue quarterly based on actual per-kilowatt-hour production delivered to the eligible systems. For systems up to 20kW, the Company will be paid a predetermined rate based on the eligible system start date. The program lasts for six years from the eligible systems’ start date. PBI revenue is accounted for under ASC 606 and is earned monthly based upon the actual electricity produced by the system.

MSA revenue

The Company earns operating and maintenance revenue from third-party residential solar fund customers at pre-determined rates for various operating and maintenance and asset management services as specified in Maintenance Service Agreements (“MSAs”) and Operating Service Agreements (“OSAs”). The MSAs and OSAs contain multiple performance obligations, including routine maintenance, nonroutine maintenance, renewable energy certificate management, inventory management, delinquent account collections and customer account management. Pursuant to ASC 606, the Company has elected the “right to invoice” practical expedient and revenue for these performance obligations are recognized as services are rendered based upon the underlying contractual arrangements.

Spruce Holding Company 1, LLC, Spruce Holding Company 2, LLC

Spruce Holding Company 3, LLC, and Spruce Manager, LLC

and Subsidiaries

Notes to Combined Consolidated Financial Statements (Unaudited)

Loan servicing

The Company performs loan servicing functions for third parties in return for a servicing fee. The compensation is based on a percentage of the loans outstanding. The Company has elected the “right to invoice” practical expedient and loan servicing support revenues are recognized as services are rendered based upon the underlying contractual arrangements.

Loan sales

The Company accounts for loan sales, which are transfers of financial assets, as sales when it has surrendered control over the related assets. Whether control has been relinquished requires, among other things, an evaluation of relevant legal considerations and an assessment of the nature and extent of the Company’s continuing involvement with the assets transferred. The loan sales during the period ended June 30, 2021 was reflected within discontinued operations (see Note 4).

Income taxes

Spruce Holding Company 1, LLC, Spruce Holding Company 2, LLC, Spruce Holding Company 3, LLC, and Spruce Manager, LLC have been organized as multi-member limited liability companies and are treated as partnerships for federal and state income tax purposes and, as such, are not subject to income taxes. Rather, all items of taxable income, deductions and tax credits are passed through to and reported by the members on their respective income tax returns.

Spruce Lending Inc. (“SLI”), a wholly owned subsidiary of the Company, is taxed as a corporation and accounts for income taxes under an asset and liability approach. Deferred income taxes reflect the impact of temporary differences between assets and liabilities recognized for financial reporting purposes and the amounts recognized for income tax reporting purposes, net operating loss carryforwards, and other tax credits measured by applying currently enacted tax laws. A valuation allowance is provided when necessary to reduce deferred tax assets to an amount that is more likely than not to be realized.

SLI records uncertain tax positions in accordance with Accounting Standards Codification 740 on the basis of a two-step process. First SLI determines whether it is more likely than not that the tax positions will be sustained on the basis of the technical merits of the position. Second, for those tax positions that meet the more-likely-than-not recognition threshold, SLI recognizes the largest amount of tax benefit that is more than 50% likely to be realized upon ultimate settlement with the related tax authority. There were no uncertain tax positions as of June 30, 2022 and June 30, 2021.

SLI’s policy is to include interest and penalties related to unrecognized tax benefits, if any, within the provision for taxes in the consolidated statement of operations.

Income tax returns, which report the activity of the Company, are subject to examination by the Internal Revenue Service (“IRS”) for a period of three years. While no income tax returns are currently being examined by the IRS, tax years since 2018 remain open.

Investment Tax Credits are significant benefits derived from the ownership of solar energy systems that have been retained by the Company or passed to the tax equity investors. There is no recognition in these financial statements by the Company since the Investment Tax Credits are realized in the members’ and tax equity investors’ tax returns.

Spruce Holding Company 1, LLC, Spruce Holding Company 2, LLC

Spruce Holding Company 3, LLC, and Spruce Manager, LLC

and Subsidiaries

Notes to Combined Consolidated Financial Statements (Unaudited)

Operating expenses

Operating expenses include operating and maintenance, loan servicing, compensation and benefits, professional fees, and general and administrative expenses. Operating and maintenance expenses include filing and search fees, lease servicer fees, operations and maintenance service fees and other management fees. General and administrative expenses include office rent and utilities, depreciation from corporate property and equipment, and travel expenses.

Discontinued operations

The Company evaluated ASC 205-20, Presentation of Financial Statements – Discontinued Operations, in determining its discontinued operations. A component is considered a discontinued operation when it is disposed of, or meets the held-for-sale criteria, and if it represents a strategic shift that has a major effect on the Company’s financial results, based on both qualitative and quantitative factors and if the Company would not have any continuing involvement in a discontinued operation. All operating activity of the discontinued operations for the six months ended June 30,2022 and 2021 is presented in loss from discontinued operations.

Leases

Effective January 1, 2019, the Company adopted the new lease accounting guidance in ASU 2016-02, Leases (Topic 842) (“ASC 842”). ASC 842 establishes a new lease accounting model for leases, which requires lessees to recognize right-of-use (“ROU”) assets and lease liabilities in the balances sheet, however, lease expense will be recognized in the income statements in a manner similar to previous requirements.

The Company elected the package of practical expedients permitted in ASC 842. Accordingly, the Company accounted for its existing operating leases as operating leases under the new guidance, without reassessing (a) whether the contracts contain a lease under ASC 842, (b) whether classification of the operating lease would be different in accordance with ASC 842, or (c) whether the unamortized initial direct costs before transition adjustments (as of December 31, 2018) would have met the definition of initial direct costs in ASC 842 at lease commencement.

The Company leases real estate and equipment under operating leases. Rent expense is recognized on a straight-line basis over the term of the lease agreement. Rent expense associated with operating leases, short-term leases and variable leases is primarily recorded in operating expenses in the Company’s consolidated statements of operations.

A ROU asset and corresponding lease liability for leases with original lease terms of one year or less are not included in the combined consolidated balance sheet, unless such leases contain renewal options that the Company is reasonably certain will be exercised. The determination of the discount rate utilized has a significant impact on the calculation of the present value of the lease liability. Operating lease ROU assets and liabilities are recognized at commencement date based on the present value of lease payments over the lease term. As the Company’s leases do not provide an implicit rate, the Company uses its incremental borrowing rate based on the estimated rate of interest for collateralized borrowing over a similar term of the lease payments at the commencement date secured borrowing rate under certain of the Company’s financing arrangements.

Spruce Holding Company 1, LLC, Spruce Holding Company 2, LLC

Spruce Holding Company 3, LLC, and Spruce Manager, LLC

and Subsidiaries

Notes to Combined Consolidated Financial Statements (Unaudited)

Recent accounting standards

Credit losses

In June 2016, the FASB issued ASU 2016-13, Financial Instruments – Credit Losses (Topic 326) (“ASC 326”) and subsequently issued various corresponding updates that will update the impairment mode for financial assets measured at amortized cost, known as the Current Expected Credit Loss (“CECL”) model. ASC 326 will replace the long-standing incurred loss model used in calculating the allowance for credit losses with a CECL model. CECL utilizes forward-looking information when establishing reserves for credit losses. The new standard removes the thresholds that companies apply to measure credit losses on financial instruments measured at amortized cost, such as loans, receivables and held-to-maturity debt securities. When measuring credit losses under CECL, financial assets that share similar risk characteristics (e.g., risk rating, effective interest rate, type, size, term, geographical location, vintage, etc.) are to be evaluated on a collective (pool) basis, while financial assets that do not have similar risk characteristics must be evaluated individually. Under current U.S. GAAP, companies generally recognize credit losses when it is probable that the loss has been incurred.

The revised guidance will remove all recognition thresholds and will require companies to recognize an allowance for credit losses for the difference between the amortized cost basis of a financial instrument and the amount of amortized costs that the Company expects to collect over the instrument’s contractual life. ASU 2019-10 delayed the effective date of this standard, which is now effective for the Company for years beginning after December 15, 2022, and early adoption is permitted. The Company is currently evaluating the impact of adopting this new standard on its combined consolidated financial statement and disclosures.

Contingencies

Certain conditions may exist as of the date the financial statements are issued, which may result in a loss to the Company, but which will only be resolved when one or more future events occur or fail to occur. The Company’s management and its legal counsel assess such contingent liabilities, and such assessment inherently involves an exercise of judgment. In assessing loss contingencies related to legal proceedings that are pending against the Company or unasserted claims that may result in such proceedings, the Company’s legal counsel evaluates the perceived merits of any legal proceedings or unasserted claims as well as the perceived merits of the amount of relief sought or expected to be sought therein.

If the assessment of a contingency indicates that it is probable that a material loss has been incurred and the amount of the liability can be estimated, then the estimated liability would be accrued in the Company’s financial statements. If the assessment indicates that a potentially material loss contingency is not probable, but is reasonably possible, or is probable but cannot be estimated, then the nature of the contingent liability, together with an estimate of the range of possible loss if determinable and material, would be disclosed.

Loss contingencies considered remote are generally not disclosed unless they involve guarantees, in which case the nature of the guarantee would be disclosed.

Note 3 - Discontinued operations

On December 21, 2021, as the operations of ABS Trust did not align with the Company’s core operations, the Company sold ABS Trust to the Purchaser under the TSPA for a sale price of $9,407,724. Additionally, the Company entered into a Purchase Agreement (“NPL Sale”) with an unrelated party who purchased a portfolio of consumer loans and receivables relating to solar installations and energy improvements that had been charged off by the Company as non-performing loans (“NPL’s”). The sale of the NPL’s held by the Company resulted in cash proceeds of $146,400. The sale of ABS Trust has a major effect on the Company’s financial results, representing a strategic shift, and was therefore determined to be a discontinued operation. Additionally, as the Company does not have any loans, performing and non-performing, as of period end, this also represents a strategic shift, and the related recoveries and gain on the NPL Sale is a part of discontinued operations.

Spruce Holding Company 1, LLC, Spruce Holding Company 2, LLC

Spruce Holding Company 3, LLC, and Spruce Manager, LLC

and Subsidiaries

Notes to Combined Consolidated Financial Statements (Unaudited)

The following summarized financial information related to the ABS Trust and NPL’s is segregated from continuing operations and reported as discontinued operations for the six months ended June 30, 2022 and 2021:

	Six Months Ended June 30,
	2022	2021
Interest income	$-	$532,611
Loan interest expense	-	(474,103)
Net interest income	-	58,508
Provision for loan losses, net of recoveries	-	(77,839)
Loss from discontinued operations	-	(19,331)

Note 4 - Property and equipment, net

The following table represents the major components of property and equipment as of June 30, 2022 and June 30, 2021:

	June 30,	June 30,
	2022	2021
Computer equipment	$178,581	$76,603
Furniture and equipment	293,960	202,489
Hardware and software	369,573	369,573
Leasehold improvements	34,757	3,399
Total property and equipment	876,871	652,064
Less accumulated depreciation	(528,388)	(391,157)
Total property and equipment, net	348,483	260,907

Depreciation expense for the six months ended June 30, 2022 and 2021 was $82,781 and $48,125, respectively.

Note 5 - Solar energy systems, net

As of June 30, 2022 and June 30, 2021, the components of solar energy systems, net consisted of the following:

	June 30,	June 30,
	2022	2021
	Total	Total
Solar energy systems	$387,854,924	$405,505,357
Less accumulated depreciation	(40,561,968)	(35,806,075)
Solar energy systems, net	$347,292,956	$369,699,282

Depreciation expense was $7,760,311 and $7,884,548 for the six months ended June 30, 2022 and 2021.

Note 6 - Intangible assets and liabilities, net

As of June 30, 2022, the components of intangible assets consisted of the following:

	Power purchase	SREC contracts	PBI contracts	Total
Gross carrying amount
Balances as of January 1, 2022	$41,899,320	$124,513	$3,739,861	$45,763,694
Disposals	(494,479)	-	-	(494,479)
Balances as of June 30, 2022	$41,404,841	$124,513	$3,739,861	$45,269,215
Accumulated amortization
Balances as of Jan 1, 2022	$3,501,342	$10,851	$1,195,931	$4,708,124
Amortization	848,466			848,466
Disposals	(46,332)	-	-	(46,332)
Balances as of June 30, 2022	$4,303,476	$10,851	$1,195,931	$5,510,258
Net book value as of June 30, 2022	$37,101,365	$113,662	$2,543,930	$39,758,957

Spruce Holding Company 1, LLC, Spruce Holding Company 2, LLC

Spruce Holding Company 3, LLC, and Spruce Manager, LLC

and Subsidiaries

Notes to Combined Consolidated Financial Statements (Unaudited)

As of June 30, 2021, the components of intangible assets consisted of the following:

	Power purchase	SREC contracts	PBI contracts	Total
Gross carrying amount
Balance as of January 1, 2021	$43,026,409	$124,513	$3,739,861	$46,890,783
Disposals	(626,175)	-	-	(626,175)
Balances as of June 30, 2021	$42,400,234	$124,513	$3,739,861	$46,264,608
Accumulated amortization
Balance as of January 1, 2021	$1,832,911	$5,632	$804,151	$2,642,694
Amortization	881,029	-	-	881,029
Disposals	(36,739)	-	-	(36,739)
Balances at June 30, 2021	$2,677,201	$5,632	$804,151	$3,486,984
Net book value as of June 30, 2021	$39,723,033	$118,881	$2,935,710	$42,777,624

Net amortization of intangible asset expense for the next five years and thereafter:

2022	$1,203,134
2023	2,012,214
2024	1,978,925
2025	1,950,234
2026	1,925,473
Thereafter	30,688,977
$39,758,957

Spruce Holding Company 1, LLC, Spruce Holding Company 2, LLC

Spruce Holding Company 3, LLC, and Spruce Manager, LLC

and Subsidiaries

Notes to Combined Consolidated Financial Statements (Unaudited)

As of June 30, 2022, the components of intangible liabilities consisted of the following:

SREC contracts
Gross carrying amount
Balances as of January 1, 2022	$(19,028,933)
Disposals	-
Balances as of June 30, 2022	$(19,028,933)
Accumulated amortization
Balances as of Jan 1, 2022	$6,343,008
Amortization	1,572,034
Disposals
Balances as of June 30, 2022	$7,915,042
Net book value as of June 30, 2022	$(11,113,891)

As of June 30, 2021, the components of intangible liabilities consisted of the following:

SREC contracts
Gross carrying amount
Balance as of January 1, 2021	$(19,231,142)
Disposals	149,210
Balances as of June 30, 2021	$(19,081,932)
Accumulated amortization
Balance as of January 1, 2021	2,020,203
Amortization	1,976,614
Disposals	-
Balances at June 30, 2021	$3,996,817
Net book value as of June 30, 2021	$(15,085,115)

Spruce Holding Company 1, LLC, Spruce Holding Company 2, LLC

Spruce Holding Company 3, LLC, and Spruce Manager, LLC

and Subsidiaries

Notes to Combined Consolidated Financial Statements (Unaudited)

Net amortization of intangible liability income for the next five years and thereafter:

2022	$1,911,454
2023	2,910,246
2024	2,129,583
2025	1,356,308
2026	815,451
Thereafter	1,990,849
$11,113,891

Intangible assets and liabilities amortization is recognized as revenue in the combined consolidated statement of operations.

Note 7 - Variable interest entities

The Company’s combined consolidated financial statements include the assets, liabilities and results of operations of VIEs for which the Company is the primary beneficiary. The other equity holders’ interests are reflected in “Net income attributable to noncontrolling interests” in the combined consolidated statements of operations and “Noncontrolling interests” in the combined consolidated balance sheets.

The following table summarizes the carrying amounts of these entities’ assets and liabilities included in the Company’s combined consolidated balance sheets as of June 30, 2022 and June 30, 2021:

	June 30,	June 30,
	2022	2021
Assets
Restricted cash	$7,436,248	$8,217,922
Accounts receivable, net	4,845,654	4,531,078
Prepaid expenses and other assets	241,850	308,223
Deferred rent	1,538,880	935,637
Intangible assets, net	4,827,387	5,098,069
Solar energy systems, net	145,498,997	153,015,270
Total assets	$164,389,016	$172,106,199
Liabilities
Accounts payable	$-	$31,764
Accrued expenses	949,411	177,233
Intangible liabilities, net	1,505,162	3,015,082
Deferred revenue	1,272,153	1,315,882
Total liabilities	$3,726,726	$4,539,961

Other than the guarantees disclosed in Note 16, the Company’s maximum exposure to loss as a result of its involvement with the Funds is limited to its equity investments in the Funds.

Spruce Holding Company 1, LLC, Spruce Holding Company 2, LLC

Spruce Holding Company 3, LLC, and Spruce Manager, LLC

and Subsidiaries

Notes to Combined Consolidated Financial Statements (Unaudited)

Note 8 - Deferred revenue

The following table presents the total change in deferred revenue as of June 30, 2021, and 2020:

	June 30,	June 30,
	2022	2021
Balance at the beginning of the period	$2,997,236	$1,553,193
Additions	357,623	1,044,548
Amortization	(117,365)	(251,657)
Balance at the end of the period	$3,237,494	$2,346,084

Note 9 - Notes payable, net

As of June 30, 2022 and June 30, 2021, the components of notes payable, net consisted of the following:

	June 30,	June 30,
	2022	2021
SVB Credit Agreement	$245,154,889	$261,717,835
Second SVB Credit Agreement	52,405,986	56,218,608
KeyBank Credit Agreement	67,177,015	72,444,132
Second KeyBank Credit Agreement	165,886,401	148,268,604
ABS Trust Class A Notes	-	-
ABS Trust Class B Notes	-	9,805,717
Bridge Loan	-	-
Less: debt issuance costs, net of amortization	(3,544,272)	(4,788,966)
Notes payable, net	$527,080,019	$543,665,930

SVB Credit Agreement

On April 29, 2019, Spruce Power 1, LLC (“Spruce Power 1”, formerly known as Kilowatt Systems, LLC), Volta Owner I LLC, and Volta MH Owner II LLC entered into a Credit Agreement with Silicon Valley Bank (“SVB Credit Agreement”) as Co-Borrowers with a total principal balance of $194,077,342. On October 29, 2019, the Company amended and restated the credit facility (the “A&R SVB Credit Agreement”). The additional term loan amount under the A&R SVB Credit Agreement was $34,174,010. Under the A&R SVB Credit Agreement, the Co-Borrowers to the debt facility were Greenday Finance I, LLC, Volta MH Owner II, LLC, and Spruce Kismet, LLC (collectively, with Spruce Power 1, the “Co-Borrowers”). The A&R SVB Credit Agreement is collateralized with all of the assets and property of, and equity interest in, each Co-Borrower and certain related parties of the Company. The A&R SVB Credit Agreement consists of a term loan commitment and a Debt Service Reserve letter of credit commitment.

Spruce Holding Company 1, LLC, Spruce Holding Company 2, LLC

Spruce Holding Company 3, LLC, and Spruce Manager, LLC

and Subsidiaries

Notes to Combined Consolidated Financial Statements (Unaudited)

The term loan bears interest at the 3-month LIBOR plus the applicable margin. The applicable margin is 2.25% per annum for the first three years, 2.375% per annum from the third anniversary through the sixth anniversary and 2.5% per annum starting on the sixth anniversary. The interest rate on the A&R SVB Credit Agreement as of June 30, 2022 and June 30, 2021 was 2.38% and 2.38%, respectively, exclusive of the amortization of debt issuance costs.

On March 5, 2020, Spruce Power 1, along with the other Co-Borrowers, entered into an Omnibus Amendment and Consent (the “Omnibus”) related to the A&R SVB Credit Agreement to provide for additional term loan commitments totaling approximately $53,780,000 and additional letter of credit commitments of approximately $2,890,000. This was accounted for as a debt extinguishment and the related loss, including the write-off of existing debt issuance costs, is included in loss on debt extinguishment.

The A&R SVB Credit Agreement provides that the lenders agree to issue letters of credit at any time during the letter of credit availability period, further defined in the A&R SVB Credit Agreement, provided that the purpose of the letter of credit is to satisfy the Debt Service Reserve (“DSR LC”). As of June 30 2022, and June 30, 2021, the DSR LC has a total capacity of $17,051,276 and a total of $15,640,272 in letters of credit outstanding with no amounts drawn. Amounts outstanding under the DSR LC bear interest of 2.25% per annum and unused amounts bear interest at 0.5% per annum.

The A&R SVB Credit Agreement requires Spruce Power 1 to be in compliance with various covenants including debt service coverage ratios. The refinancing also provides that the Co-Borrowers may not make distributions unless it has satisfied various provisions relating to debt service, events of default and financial ratios. As of June 30, 2022 and June 30, 2021, Spruce Power 1 was in compliance with the covenants contained in the A&R SVB Credit Agreement.

Debt issuance costs, net of amortization, are $603,531 and $834,285 June 30, 2022 and June 30, 2021 respectively. The effective interest rate utilized to amortize the debt issuance costs was 0.075% June 30, 2022 and June 30, 2021.

The term loan component of the A&R SVB Credit Agreement requires quarterly principal payments, paid a month in arrears, beginning December 31, 2019 with the remaining balance due in a single payment on April 30, 2026. Additionally, the A&R SVB Credit Agreement requires mandatory prepayments which are 100% of the Net Available Amount of all proceeds in cash and cash equivalents. Amounts prepaid are applied on a pro rata basis to the outstanding term loans and to prepay any outstanding LC Loans. As of June 30, 2022 and June 30, 2021, Spruce Power 1 had $245,154,889 and $261,717,835 of principal outstanding, respectively.

Second SVB Credit Agreement

On May 14, 2020, Spruce Power 2 entered into a Credit Agreement with Silicon Valley Bank (“Second SVB Credit Agreement”). The Second SVB Credit Agreement consisted of a term loan of $60,043,010, which was used directly to fund the acquisition of RPV Holdco 1 and a letter of credit (the “Second DSR LC”) for $3,050,173. The Second SVB Credit Agreement is collateralized with all of the assets and property of, and equity interest in, Spruce Power 2 and its subsidiaries.

Spruce Holding Company 1, LLC, Spruce Holding Company 2, LLC

Spruce Holding Company 3, LLC, and Spruce Manager, LLC

and Subsidiaries

Notes to Combined Consolidated Financial Statements (Unaudited)

The term loan bears interest at the 3-month LIBOR plus the applicable margin. The applicable margin is 2.30% per annum for the first three years, 2.425% per annum from the third anniversary through the sixth anniversary and 2.55% per annum starting on the sixth anniversary. The interest rate on the Second SVB Credit Agreement as of June 30, 2022 and June 30, 2021 was 2.43% and 2.43%, respectively, exclusive of the amortization of debt issuance costs.

June 30, 2022 and June 30, 2021 the Second DSR LC has a total capacity of $3,050,173 and a total of $2,720,525 in letters of credit outstanding with no amounts drawn. Amounts outstanding under the Second DSR LC bear interest of 2.3% per annum and unused amounts bear interest at 0.5% per annum.

The Second SVB Credit Agreement requires Spruce Power 2 to be in compliance with various covenants including debt service coverage ratios. As of June 30, 2022, Spruce Power 2 was in compliance with the covenants contained in the Second SVB Credit Agreement.

Debt issuance costs, net of amortization, were $1,264,478 and $1,590,708 June 30, 2022 and June 30, 2021, respectively. The effective interest rate utilized to amortize the debt issuance costs was 0.36% as of June 30, 2022.

The Second SVB Credit Agreement requires quarterly principal payments and matures on May 14, 2027. June 30, 2022 and June 30, 2021, Spruce Power 2 had $52,405,986 and $56,218,608 of principal outstanding, respectively.

KeyBank Credit Agreement

On November 13, 2020, Spruce Power 3 entered into a Credit Agreement with KeyBank National Association (“KeyBank Credit Agreement”). The KeyBank Credit Agreement consisted of a term loan of $74,810,470, which was used directly to fund the acquisitions of WEC and NRG, and a letter of credit (the “KeyBank DSR LC”) for $4,081,863. The KeyBank Credit Agreement is collateralized with all of the assets and property of, and equity interest in, Spruce Power 3 and its subsidiaries.

The term loan bears interest at the 3-month LIBOR plus the applicable margin. The applicable margin is 3.00% per annum for the first three years, 3.125% per annum from the third anniversary through the fifth anniversary and 3.25% per annum starting on the fifth anniversary. The interest rate on the KeyBank Credit Agreement as of June 30, 2022 and 2021 was 3.125% and 3.125%, respectively, exclusive of the amortization of debt issuance costs.

June 30, 2022 and June 30, 2021 Spruce Power 3 had $4,081,863 in outstanding letters of credit under the KeyBank DSR LC. Amounts outstanding under the KeyBank DSR LC bear interest of 3.0% annum.

The KeyBank Credit Agreement requires Spruce Power 3 to be in compliance with various covenants including debt service coverage ratios. As of June 30, 2022 and June 30, 2021 Spruce Power 3 was in compliance with the covenants contained in the KeyBank Credit Agreement.

Debt issuance costs, net of amortization, were $1,603,038 and $2,055,428 June 30, 2022 and June 30, 2021, respectively. The effective interest rate utilized to amortize the debt issuance costs was 0.13% and 0.13% June 30, 2022 and June 30, 2021, respectively.

The KeyBank Credit Agreement requires quarterly principal payments and matures on November 13, 2027. June 30, 2022 and June 30, 2021 Spruce Power 3 had $67,177,015 and $72,444,132 of principal outstanding.

Spruce Holding Company 1, LLC, Spruce Holding Company 2, LLC

Spruce Holding Company 3, LLC, and Spruce Manager, LLC

and Subsidiaries

Notes to Combined Consolidated Financial Statements (Unaudited)

Second KeyBank Credit Agreement

On April 28, 2020, KWS Solar Term Parent 1 LLC, KWS Solar Term Parent 2 LLC, and KWS Solar Term Parent 2 LLC, as Co-Borrowers entered into a Credit Agreement with KeyBank National Association (“Second KeyBank Credit Agreement”), which consisted of a term loan of $124,000,000 with the option to pay-in-kind interest expense up to $8,000,000 (“PIK Loan Commitment”) until April 30, 2026, whereby the PIK Loan Commitment shall reduce by $1,500,000 for each subsequent year until April 30, 2029.

On March 19, 2021, the Company amended and restated the credit facility (“A&R Second KeyBank Credit Agreement”) to include Spruce Power 3 as an additional Co-Borrower and an additional term loan amount of $25,000,000. The A&R Second KeyBank Credit Agreement is collateralized with all of the assets and property of, and equity interest in, each Co-Borrower and certain subsidiaries of the Company. This was accounted for as a debt extinguishment and the related loss, including the write-off of existing debt issuance costs, is included in loss on debt extinguishment.

On April 8, 2022, parties to the Second KeyBank Credit Agreement entered into an omnibus amendment and accession to the Second KeyBank Credit Agreement which provided for additional term loan commitments totaling $20,000,000 and a pro rata portion of the PIK Loan Commitment.

The term loan bears interest at 8.25% per annum and is collateralized with all of the assets and property of, and equity interest in, each Co-Borrower and certain subsidiaries of the Company.

The A&R Second KeyBank Credit Agreement requires quarterly payments based on 100% of the Net Available Amount, as defined, of all proceeds in cash and cash equivalents. Amounts prepaid on the loan shall be applied first to prepay any outstanding PIK loans and second to prepay any outstanding term loans. The loan matures on April 28, 2030. As of June 30, 2022 and June 30, 2021, the principal outstanding on the loan was $165,886,401 and $148,268,604, respectively.

Related party Bridge Loan

On October 28, 2020, the Company entered into a Promissory Note with related parties for the principal sum of $7,200,000. The Company will pay the different lenders in a pro rata amount agreed upon by the terms of the Promissory Note on April 30, 2021. Interest on the outstanding principal amount of the note accrues at the rate of 8% annually, compounded at the end of each calendar quarter based on actual days.

As of June 30, 2021, the Company paid off the outstanding balance of the Promissory Note.

ABS Trust Class A and B Notes

On June 22, 2016, ABS Trust issued $73.5 million and $10.3 million of Class A and Class B notes, respectively, in connection with a securitization transaction. The Class A and Class B notes mature on June 15, 2028 and accrue interest at 4.32% and 6.90%, respectively. Principal and interest payments are made to Class A and Class B noteholders pursuant to a priority distribution waterfall based on actual collections received from the related loans receivable. If the principal is not repaid from the distribution waterfall by the Final Scheduled Distribution Dates (see table below), any remaining principal will become due. These loans were disposed of in connection with the sale of the ABS Trust in 2020 (see Note 3).

As of June 30, 2022, the Company had no obligations under these borrowings.

Spruce Holding Company 1, LLC, Spruce Holding Company 2, LLC

Spruce Holding Company 3, LLC, and Spruce Manager, LLC

and Subsidiaries

Notes to Combined Consolidated Financial Statements (Unaudited)

The discount and finance cost are being amortized using the interest method. The effective interest rates of the discount and financing fees on the Class A Note and Class B Note are 2.24% and 0.81%, respectively.

The Company’s scheduled maturities of notes payable as of June 30, 2022 is as follows:

2022	$14,854,205
2023	24,351,382
2024	25,548,948
2025	26,044,024
2026	192,868,807
Thereafter	246,956,925
Total	530,624,291
Unamortized debt issuance costs	(3,544,272)
Notes payable, net	$527,080,019

Note 10 - Derivative financial instruments

In 2019, the Company entered into eight interest rate swap agreements with four financial institutions. In 2020, the Company entered into an additional six interest rate swap agreements with two of the same financial institutions. The purpose of the swap agreements is to convert the floating interest rate on the A&R SVB Credit Agreement, Second SVB Credit Agreement, and the A&R KeyBank Credit Agreement to a fixed rate. As of June 30, 2021, the notional amount of the interest rate swaps covers approximately 96% of the balance of the Company’s floating rate term loans.

Spruce Holding Company 1, LLC, Spruce Holding Company 2, LLC

Spruce Holding Company 3, LLC, and Spruce Manager, LLC

and Subsidiaries

Notes to Combined Consolidated Financial Statements (Unaudited)

As of June 30, 2022, the following interest rate swaps are outstanding:

#	Notional amount	Fixed rate	Effective date	Early termination date	Maturity date	Total fair value asset (liability)
1	$14,181,931	0.95%	4/30/2020	4/30/2026	1/31/2031	$1,242,882
2	14,181,931	0.95%	4/30/2020	4/30/2026	1/31/2031	1,230,052
3	14,181,931	0.95%	4/30/2020	4/30/2026	1/31/2031	1,236,829
4	4,892,501	1.78%	10/31/2019	4/30/2026	1/31/2031	270,393
5	8,561,877	1.79%	10/31/2019	4/30/2026	1/31/2031	467,215
6	8,561,877	1.79%	10/31/2019	4/30/2026	1/31/2031	469,228
7	8,561,877	1.79%	10/31/2019	4/30/2026	1/31/2031	464,664
8	46,181,353	2.56%	7/31/2019	4/30/2026	10/31/2031	920,189
9	46,181,353	2.56%	7/31/2019	4/30/2026	10/31/2031	931,725
10	26,389,345	2.54%	7/31/2019	4/30/2026	10/31/2031	554,824
11	46,181,353	2.56%	7/31/2019	4/30/2026	10/31/2031	928,241
12	50,439,839	0.64%	5/14/2020	5/14/2027	10/31/2031	5,525,615
13	32,267,880	0.90%	11/13/2020	11/13/2027	10/31/2032	3,469,494
14	32,267,880	0.90%	11/13/2020	11/13/2027	10/31/2032	3,489,439
	$353,032,928					$21,200,790

As of June 30, 2021, the following interest rate swaps are outstanding:

#	Notional amount	Fixed rate	Effective date	Early termination date	Maturity date	Total fair value asset (liability)
1	$48,466,174	2.56%	7/31/2019	4/30/2026	10/31/2031	$(3,782,461)
2	27,694,957	2.54%	7/31/2019	4/30/2026	10/31/2031	(2,143,129)
3	48,466,174	2.56%	7/31/2019	4/30/2026	10/31/2031	(3,778,143)
4	48,466,174	2.56%	7/31/2019	4/30/2026	10/31/2031	(3,782,048)
5	9,050,721	1.79%	10/31/2019	4/30/2026	1/31/2031	(324,887)
6	5,171,840	1.78%	10/31/2019	4/30/2026	1/31/2031	(185,035)
7	9,050,721	1.79%	10/31/2019	4/30/2026	1/31/2031	(323,023)
8	9,050,721	1.79%	10/31/2019	4/30/2026	1/31/2031	(324,722)
9	15,192,961	0.95%	4/30/2020	4/30/2026	1/31/2031	107,943
10	15,192,961	0.95%	4/30/2020	4/30/2026	1/31/2031	118,662
11	15,192,961	0.95%	4/30/2020	4/30/2026	1/31/2031	108,777
12	53,678,206	0.64%	5/14/2020	5/14/2027	10/31/2031	1,569,658
13	34,477,085	0.90%	11/13/2020	11/13/2027	10/31/2032	665,012
14	34,477,085	0.90%	11/13/2020	11/13/2027	10/31/2032	674,773
	$373,628,741					$(11,398,623)

Spruce Holding Company 1, LLC, Spruce Holding Company 2, LLC

Spruce Holding Company 3, LLC, and Spruce Manager, LLC

and Subsidiaries

Notes to Combined Consolidated Financial Statements (Unaudited)

Notes to Combined Consolidated Financial Statements (Unaudited)

For the six months ended June 30, 2022 and 2021 the change in the fair value of the interest rate swaps was $26,995,652 and $13,070,714, which is an unrealized gain reflected within interest expense.

Note 11 - Leases

As of June 30, 2022 and June 30, 2021, the Company had the following lease assets and liabilities recorded:

	June 30,	June 30,
	2022	2021
Total operating lease assets	$2,950,967	$516,737
Operating lease liabilities:
Current	$587,336	$214,715
Non-current	2,753,124	324,918
Total operating lease liabilities	$3,340,460	$539,633

For the six months ended June 30,2022 and June 30, 2021, total lease cost associated with the Company’s lease arrangements was $366,335 and $186,888, respectively, which is included in operating expenses.

On June 30, 2022 and June 30, 2021, the weighted average remaining lease term is 4.64 years and 2.59 years, respectively, and the weighted discount rate for the Company’s operating leases was 2.7% and 4.5%, respectively.

The Company’s lease liabilities have the following maturities:

2022	$286,523
2023	805,932
2024	769,981
2025	674,391
2026	689,246
Thereafter	346,030
Total undiscounted lease payments	3,572,103
Less: Imputed interest	231,643
Present value of operating leaseliabilities at June 30, 2022	$3,340,460

Spruce Holding Company 1, LLC, Spruce Holding Company 2, LLC

Spruce Holding Company 3, LLC, and Spruce Manager, LLC

and Subsidiaries

Notes to Combined Consolidated Financial Statements (Unaudited)

Note 12 - Noncontrolling interests and redeemable noncontrolling interests

The following table summarizes noncontrolling interests in various consolidated subsidiaries of the Company that utilize tax equity to finance their construction and operations as of June 30, 2022:

Tax Equity Entity	Date Class A Member Admitted
Ampere Solar Master Tenant III, LLC	October 2015
Ampere Solar Owner IV, LLC	October 2015
ORE F4 Holdco, LLC	August 2014
ORE F5A Holdco, LLC	August 2016
ORE F6 Holdco, LLC	September 2016
Sunserve Residential Solar I, LLC	June 2015
RPV Fund 11, LLC	April 2015
RPV Fund 13, LLC	April 2015

The tax equity entities have been structured so that the allocations of income and loss for tax purposes will flip at a date in the future. The Class A membership units are held by the tax equity investors and the Class B membership units are held by the Company. The terms of the tax equity entities’ operating agreements contain allocations of taxable income (loss), Section 48(a) ITCs and cash distributions that vary over time and adjust between the members on an agreed date (referred to as the flip date). The operating agreements specify either a date certain flip date or an internal rate of return (“IRR”) flip date. The date certain flip date is based on the passage of a fixed period of time as defined in the operating agreements for each entity. The IRR flip date is the date on which the tax equity investor has achieved a contractual rate of return. From inception through the flip date, the Class A members’ (tax allocation of taxable income (loss) and Section 48(a) ITCs is generally 99% and the Class B members’ allocation of taxable income (loss) and Section 48(a) ITCs is generally 1%. After the related flip date (or, if the tax equity investor has a deficit capital account, typically after such deficit has been eliminated), the Class A members’ allocation of taxable income (loss) will typically decrease to 5% (or, in some cases, a higher percentage if required by the tax equity investor) and the Class B members’ allocation of taxable income (loss) will increase by an inverse amount.

The redeemable noncontrolling interests and noncontrolling interests are comprised of Class A units, which represent the tax equity investors’ interest in the tax equity entities. Both the Class A members and Class B members may have call options to allow either member to redeem the other member’s interest in the tax equity entities upon the occurrence of certain contingent events, such as bankruptcy, dissolution/liquidation and forced divestitures of the tax equity entities. Additionally, the Class B members may have the option to purchase all Class A units, which is typically exercisable at any time during the periods specified under their respective governing documents, and, in regards to the tax equity entities classified as redeemable noncontrolling interests, also have the contingent obligation to purchase all Class A units if the Class A members exercise their right to withdraw, which is typically exercisable at any time during the nine-month period commencing upon the applicable flip date. The carrying values of the redeemable noncontrolling interests were equal to or greater than the estimated redemption values as of June 30, 2022 and June 30, 2021.

Distributions from the Funds to the Class B members member are subject to the provisions in each Fund’s LLCA.

Spruce Holding Company 1, LLC, Spruce Holding Company 2, LLC

Spruce Holding Company 3, LLC, and Spruce Manager, LLC

and Subsidiaries

Notes to Combined Consolidated Financial Statements (Unaudited)

The following schedule shows the effects of any changes in the Company’s ownership interest in its subsidiaries on the equity attributable to the Company (controlling interest) for the six months ended June 30, 2021:

Increase in equity attributable to parent due to buyout of noncontrolling interest of Ampere Solar MT III, LLC	$2,155,344

On March 31, 2021, Ampere Solar Manager III, LLC (“Ampere Solar Manager III”) and the tax equity investor in Ampere Solar Master Tenant III, LLC (“Ampere Solar MT III”) entered into a Membership Interest Purchase and Transfer Agreement whereby the Ampere Solar Manager III purchased the tax equity investor’s interest in Ampere Solar MT III for a purchase price of $2,155,344. At the closing of this transaction, the assets were transferred to Spruce Power 1 and Ampere Solar Manager III and its subsidiaries were dissolved.

On March 30, 2020, Ampere Solar Manager II and the tax equity investor in Ampere Solar Master Tenant II, LLC entered into a Membership Interest Purchase and Transfer Agreement whereby the Ampere Solar Manager II purchased the tax equity investor’s interest in the Company for a purchase price of $1,447,901. At the closing of this transaction, the assets were transferred to Spruce Power 1 and an affiliate and Ampere Solar Master Tenant II and its subsidiaries were dissolved.

Upon the repurchase of tax equity investors’ interests, the difference between any remaining balance of the noncontrolling interest or redeemable noncontrolling interest is recognized through equity, immediately prior to the buyout, the tax equity investors’ interests in Ampere Solar Manager III and II was approximately $XX and $2,300,000, respectively.

Note 13 - Commitments and contingencies

Master SREC purchase and sale agreement

The Company entered into forward sales agreements related to a certain number of SRECs to be generated from the Company’s solar energy systems located in Maryland, Massachusetts, Delaware, and New Jersey to be sold at fixed prices over varying terms of up to 20 years. In the event the Company does not deliver such SRECs to the counter-party, the Company would be forced to pay additional penalties and fees as stipulated within the contracts.

COVID-19

In December 2019 and early 2020, the coronavirus that causes COVID-19 was reported to have surfaced in China. The spread of this virus globally including in early 2020 has caused business disruption domestically in the United States, the area in which the Company primarily operates. While the disruption is currently expected to be temporary, there is considerable uncertainty around the duration of this disruption. Given this uncertainty, the extent and magnitude of any negative effects of this matter on the Company’s financial conditions cannot be reasonably estimated at this time. For the six months June 30, 2021 and 2020, and through the date that these combined consolidated financial statements were available to be issued, COVID-19 did not have a material impact on the Company’s operations or combined consolidated financial statements.

Guaranties

In connection with the acquisition RPV Holdco 1, guaranty agreements were established by and between Spruce Holding Company 1, LLC, Spruce Holding Company 2, LLC, and Spruce Holding Company 3, LLC (“Spruce Guarantors”) and the investor members in the Funds on May 14, 2020. The Spruce Guarantors entered into guaranties in favor of the tax equity investors under which they guaranteed the payment and performance of Solar Service Experts, LLC, a wholly owned subsidiary of the Company, under the Spruce Power 2 Maintenance Services Agreement, and the Class B Member under the Limited Liability Company Agreement (“LLCA”). These guaranties are subject to a maximum of the aggregate amount of capital contributions made by the Class A Member under the LLCA.

Spruce Holding Company 1, LLC, Spruce Holding Company 2, LLC

Spruce Holding Company 3, LLC, and Spruce Manager, LLC

and Subsidiaries

Notes to Combined Consolidated Financial Statements (Unaudited)

Legal

The Company may be involved from time to time in claims, lawsuits, and/or disputes with third parties, actions involving allegations of discrimination or breach of contract actions incidental in the normal operation of the business. The Company is currently not involved in any such litigation or disputes which management believes could have a material adverse effect on its combined consolidated financial position or results of operations.

Indemnities and guarantees

During the normal course of business, the Company has made certain indemnities and guarantees under which it may be required to make payments in relation to certain transactions. The duration of the Company’s indemnities and guarantees varies and, in certain cases, is indefinite. The majority of these indemnities and guarantees do not provide for any limitation of the maximum potential future payments the Company could be obligated to make. Historically the Company has not been obligated to make significant payments for these obligations, does not anticipate future payments, and no liabilities have been recorded for these indemnities and guarantees.

Tax matters

Ampere Solar Owner I, LLC, a now dissolved subsidiary of the Company, was audited by the IRS for the years 2013 and 2014. The audit was primarily focused on the fair market value of the assets placed into service and secondarily depreciable basis and the treatment of Treasury grant proceeds for tax purposes. On November 23, 2018, the IRS issued a letter (“IRS Letter”) to the Company which concluded an adjustment was needed to the net basis of the capitalized solar energy systems for a total proposed tax adjustment of $2,389,241. The IRS Letter allows the Company to either agree with the adjustments noted or request an appeals conference, which was required to submitted within a 60-day period from the date of the IRS Letter (“60-Day Letter”). On December 19, 2018, the Company received a verbal extension to the 60-Day Letter to February 22, 2019. On February 22, 2019, the Company submitted a protest and appeal of the IRS Letter and requested an appeals conference. In July 2019, the Company was assigned an Appeals Officer; however, the IRS has disagreed with the Company’s technical position. The Company believes that it is probable that predecessor entity will be assessed approximately $2,300,000. It is probable that some, or all, will be paid to the tax equity investor under indemnification clauses in the operating agreement of Ampere Master Tenant I, LLC (which survived the dissolution of Ampere Solar Owner I, LLC). Accordingly, a loss had been accrued in operating expenses during the year ended June 30, 2021 and remains outstanding as of June 30, 2022.

ITC recapture provisions

The IRS may disallow and recapture some, or all, of the Investment Tax Credits claimed by the members due to improperly calculated basis after a project was placed in service (“Recapture Event”). If a Recapture Event occurs, the Company is obligated to pay the applicable Class A Member a recapture adjustment, which includes the amounts the Class A Members are required to repay the IRS, including interest and penalties, as well as any third-party legal and accounting fees incurred by the Class A Members in connection to the Recapture Event, as specified in the operating agreements. Such a payment by the Company to the Class A Members are not to be considered a capital contribution to the fund per the operating agreements, nor would it be considered a distribution to the Class A Members. With the exception of the tax matter related to Ampere Solar Owner I noted above, a Recapture Event was not deemed to be probable by the Company, therefore no accrual has been recorded as of June 30, 2022 and June 30, 2021.

Spruce Holding Company 1, LLC, Spruce Holding Company 2, LLC

Spruce Holding Company 3, LLC, and Spruce Manager, LLC

and Subsidiaries

Notes to Combined Consolidated Financial Statements (Unaudited)

Note 14 - Concentrations and credit risk

Geographic

The Company owns solar energy systems in the United States, with the majority of the systems located in California. Future operations could be affected by changes in economic conditions or by changes in demand for renewable energy generated by solar energy systems.

Business risks

The Company is subject to market risks associated with, among other things: (i) reliability of its systems, procedures, and other infrastructure necessary to operate the business; (ii) changes in laws and regulations; (iii) weather conditions; and (iv) cybersecurity risks which could take the form of a targeted attack against energy infrastructure in the United States.

Concentration of credit risk

The Company is exposed to concentration of credit risk primarily related to cash and the quality of customer’s credit risk. The Company mitigates its exposure to credit risk by maintaining deposits at highly rated financial institutions and by monitoring the credit quality of the related financial institutions and counterparties of the Company’s contracts. The Company maintains its cash with a domestic financial institution. At times, the domestic balances may exceed federally insured limits of $250,000 per depositor at each financial institution. At June 30, 2022 and June 30, 2021, the Company had cash and cash equivalent balances that exceeded federally insured limits by $20,200,030 and $25,306,831, respectively. The Company has not experienced any losses in such accounts and believes it is not exposed to any significant credit risk.

Economic concentrations

The Company’s operations are concentrated within the U.S. and any changes to government policies for renewable energy, including revisions or changes to renewable energy tax legislation, could have a negative effect on the Company’s activities, financial condition, and results of operations.

Note 15 - Subsequent events

The Company has evaluated subsequent events through the date the combined consolidated financial statements were available for issuance, November 21, 2022, and identified the below events requiring disclosure.

Ampere Solar Owner I, LLC Tax Matter

On February 14, 2022, the IRS failed to assess Ampere Solar Owner I, LLC, despite the deadline of February 14, 2022 to do so. As such, the Company believes, as of the date these combined consolidated financial statements were available for issuance, that it is no longer probable that the predecessor entity will be assessed.

Second KeyBank Credit Agreement

On July 12, 2022, the parties to the Second KeyBank Credit Agreement entered into a Waiver and Second Amendment to Amended and Restated Credit Agreement in order to, among other changes, waive the definition of “Change of Control” with respect to XL Fleet and the XL Fleet Transaction.

Spruce Holding Company 1, LLC, Spruce Holding Company 2, LLC

Spruce Holding Company 3, LLC, and Spruce Manager, LLC

and Subsidiaries

Notes to Combined Consolidated Financial Statements (Unaudited)

Second SVB Credit Agreement

On July 12, 2022, Spruce Power 2 amended and restated the Second SVB Credit Agreement to provide a second additional term loan of $20,293,427 and an additional letter of credit commitment for $1,260,104.

Level Solar Inc. Acquisition

On July 12, 2022, Spruce Power 2 (“Purchaser”) purchased 100% of the membership interests in Level Solar Master Holdings I LLC (“Level Solar”). Level Solar is a portfolio of four funds with approximately 2,655 solar Power Purchase Agreements.

XL Fleet Corp Acquisition

On September 9, 2022, XL Fleet Corp completed the acquisition of Spruce Holdings for a total cash consideration of approximately $58 million and the assumption of approximately $542 million of debt.

Tax equity buyouts

Through the date the combined consolidated financial statements were available for issuance, the Company has exercised its call options to repurchase the tax equity investors’ interest in the following Funds:

Fund	Buyout month	Buyout price
Ampere Solar Owner IV, LLC	November 2022	4,751,401
RPV Fund 13 LLC	November 2022	602,743
Level Solar Fund III LLC (acquired in July 2022)	November 2022	116,481